                                   SCIOS INC.
                        Computation of Net Loss Per Share

                       (Calculated in accordance with the
                            guidelines of item 601 of
                       Regulation S-K. The effect of stock
                          options on loss per share is
                                 anti-dilutive).


                                                        1995                      1994                     1993
                                                  -----------------         -----------------        -----------------
PRIMARY:
Average common shares outstanding                       35,809,876                35,219,442               34,768,195
Net effect of dilutive stock options -
    based on treasury stock method                          86,485                   292,341                  486,855
                                                  -----------------         -----------------        -----------------
Average common and common equivalent
    shares outstanding                                  35,896,361                35,511,783               35,255,050
                                                  -----------------         -----------------        -----------------


Net loss                                              $(26,382,000)             $(27,961,000)            $(36,579,000)
                                                  -----------------         -----------------        -----------------


Net loss per share                                          ($0.73)                   ($0.79)                  ($1.04)
                                                  -----------------         -----------------        -----------------

FULLY DILUTED:
Average common shares outstanding                       35,809,876                35,219,442               34,768,195
Net effect of dilutive stock options -
    based on treasury stock method                          79,786                   291,847                1,291,326
                                                  -----------------         -----------------        -----------------
Average common and common equivalent -
    shares outstanding                                  35,889,662                35,511,289               36,059,521
                                                  -----------------         -----------------        -----------------


Net loss                                              $(26,382,000)             $(27,961,000)            $(36,579,000)
                                                  -----------------         -----------------        -----------------


Net loss per share                                          ($0.74)                   ($0.79)                  ($1.01)
                                                  -----------------         -----------------        -----------------


                 See notes to consolidated financial statements


                                  Exhibit 11.1